UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No. 1)
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TELENAV, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TELENAV, INC.
4655 Great America Parkway, Suite 300
Santa Clara, CA 95054

SUPPLEMENT TO PROXY STATEMENT
FOR
2017 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 16, 2017

This proxy statement supplement, dated November 7, 2017 (the “Supplement”), supplements the proxy statement dated October 6, 2017 (the “Proxy Statement”) previously made available to our stockholders in connection with the solicitation by our board of directors of proxies to be voted at the 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”) of Telenav, Inc., a Delaware corporation (“Telenav”, “we” or “us”), to be held on November 16, 2017, at 9:00 a.m., Pacific time, at our headquarters located at 4655 Great America Parkway, Suite 300, Santa Clara, CA 95054.
The purpose of this Supplement is to clarify the “outside director” status of one of the members of the compensation committee of our board of directors under the requirements of Section 162(m) of the Internal Revenue Code, as amended (“Section 162(m)”) and provide updated information relating to recent changes in the compensation committee composition. Except as described in this Supplement, the information provided in the Proxy Statement continues to apply and should be considered in voting your shares. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, the information in this Supplement is more current.
As of the date of the Proxy Statement, our compensation committee was comprised of Karen Francis, Douglas Miller and Ken Xie. Mr. Miller served as our chief financial officer from May 2006 to June 2012. Therefore, he does not qualify as an “outside director” for purposes of Section 162(m). Mr. Miller does meet the requirements for independence under the current requirements of the NASDAQ Global Market and is a nonemployee director as defined by Rule 16b-3 promulgated under the Exchange Act. During the period that Mr. Miller was a member of the Compensation Committee, the Compensation Committee did not grant any performance-based compensation for purposes of Section 162(m) and we did not take any deductions for performance-based compensation pursuant to Section 162(m). The disclosures regarding the compensation committee of our board of directors in the Corporate Governance section of the Proxy Statement are hereby amended and restated to read as follows:
“Compensation Committee. The compensation committee oversees our corporate compensation policies, plans and benefits programs and has the responsibilities described in “Executive Compensation-Compensation Discussion and Analysis” below.
The compensation committee is currently comprised of Ms. Francis (chair) and Messrs. Ortiz and Xie. During fiscal 2017, the compensation committee was comprised of Messrs. Miller, Todaro (until August 2016), Xie and Zaelit, and Ms. Francis (beginning in December 2016). Mr. Xie served as the chairman of the compensation committee until April 2017, at which time Mr. Miller became the chairman. In September 2017, Ms. Francis was appointed chair of the compensation committee. Messrs. Miller and Zaelit resigned from the Committee in October 2017 and Randy L. Ortiz was appointed to the Committee at the time he became a member of our Board in October 2017. We believe that each member of the compensation committee meets the requirements for independence under the current requirements of the NASDAQ Global Market and is a nonemployee director as defined by Rule 16b-3 promulgated under the Exchange Act. Each of Ms. Francis and Messrs. Ortiz and Xie is an outside director as defined pursuant to Section 162(m). We believe that the compensation committee charter and the functioning of the compensation committee comply with the applicable requirements of the NASDAQ Global Market and SEC rules and regulations.
The compensation committee held four meetings during fiscal 2017 and acted two times by written consent. The compensation committee has adopted a written charter approved by our board of directors, which is available upon request in writing to 4655 Great America Parkway, Suite 300, Santa Clara, CA 95054; Attn: Corporate Secretary or on our website at http://investor.telenav.com/governance.cfm. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.
See “Executive Compensation-Compensation Discussion and Analysis” and “Election of Directors-Director Compensation” below for a description of our processes and procedures for the consideration and determination of executive and director compensation.

The Compensation Committee Report is included in this proxy statement on page 62.”
The first paragraph of the disclosures regarding the role of the compensation committee in the Executive Compensation section of the Proxy Statement is hereby amended and restated to read in its entirety as follows:
“Role of the Compensation Committee and Executive Officers in Setting Executive Compensation. The compensation committee has overall responsibility for determining the compensation of our executive officers, including our chief executive officer. Members of the compensation committee are appointed by the board of directors. During fiscal 2017, the members of our compensation committee were Messrs. Miller, Todaro (until August 2016), Xie and Zaelit, and Ms. Francis (after December 2016). Mr. Xie served as the chairman of the compensation committee until April 2017, at which time Mr. Miller became the chairman. In September 2017, Ms. Francis was appointed as chair of the compensation committee. Messrs. Miller and Zaelit resigned from the Compensation Committee in October 2017 and Mr. Ortiz became a member of the Compensation Committee when he was appointed to the Board in October 2017. Our board of directors determined that each member of our compensation committee was and remains a nonemployee director for purposes of Rule 16b-3 under the Exchange Act and an independent director as that term is defined under the Financial Industry Regulatory Authority (“FINRA”) rules. Each of Ms. Francis and Messrs. Ortiz and Xie is an outside director as defined pursuant to Section 162(m).”
During the period that Mr. Miller was a member of the Compensation Committee, the Compensation Committee did not grant any performance-based compensation for purposes of Section 162(m) and we did not take any deductions for performance-based compensation pursuant to Section 162(m).

Additional Information
Important information regarding how to vote your shares and revoke proxies already cast is available in the Proxy Statement under the caption “Questions and Answers about the Proxy Materials and the 2017 Annual Meeting.”
We are not aware of any other matters to be submitted at the 2017 Annual Meeting. If any other matters properly come before the 2017 Annual Meeting, it is the intention of the persons named in the proxy card to vote the shares they represent as the board of directors may recommend. Discretionary authority with respect to such other matters is granted by a properly submitted proxy.
It is important that your shares be represented at the 2017 Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as instructed on the proxy card you received, via the Internet or by telephone as promptly as possible to ensure your vote is recorded.

THE BOARD OF DIRECTORS
Santa Clara, California
November 7, 2017